UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(0) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2025

LeMaitre Vascular, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LMAT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)
Appointment of Dorian LeBlanc as Chief Financial Officer
On February 7, 2025, LeMaitre Vascular, Inc. (the “Company”) agreed to terms with Dorian LeBlanc to become the Chief Financial Officer and principal financial officer of the Company, effective on March 10, 2025.

Mr. LeBlanc, age 50, joins the Company from LumiraDx Limited (recently acquired by Roche), a next-generation point of care diagnostic company, where he most recently served as Chief Financial Officer since November 2016, and was appointed Vice President, Global Operations in August 2020, and subsequently appointed Chief Operating Officer in November 2023. Prior to joining LumiraDx, Mr. LeBlanc held several positions with Alere Inc. from 2007 to 2015, including Vice President of Finance, Infectious Disease Global Business Unit from 2013 to 2015, and Vice President, Finance and Business Development for Asia Pacific from 2012 to 2015. From 2005 to 2007, Mr. LeBlanc served as Vice President, Finance at Camden National Corporation. From 2003 to 2005, Mr. LeBlanc served as controller for Pierce, a company in the Omnicom group. Mr. LeBlanc received a B.A. in economics from Bowdoin College, and an M.S. in accounting and an M.B.A. from Northeastern University. Mr. LeBlanc is a licensed Certified Public Accountant in the State of Maine.

In connection with Mr. LeBlanc’s appointment as Chief Financial Officer, Mr. LeBlanc and the Company entered into an offer letter (the “LeBlanc Agreement”) which provides for a starting annual base salary of $565,000, a yearly discretionary performance bonus with the target amount of $225,000, an annual equity award of $375,000 with four-year vesting, and a one-time award of restricted stock units valued at $100,000 with four-year vesting. Mr. LeBlanc will also be eligible to participate in the Company’s sponsored benefits provided to other Company employees, subject to the terms and conditions of such policies and programs.

The LeBlanc Agreement further provides that if Mr. LeBlanc’s employment is terminated without cause, he will receive, subject to the satisfaction of certain conditions that include signing a non-disparagement agreement and release, a lump sum severance payment, paid no later than 30 days following termination, in the amount of (a) if termination occurs on or before March 10, 2028, $100,000; or (b) if termination occurs after March 10, 2028, the greater of two weeks of his base salary as of the date of termination for each completed twelve-month period of service prior to termination or $225,000, subject in all cases to applicable withholding and taxes.

The foregoing summary of the LeBlanc Agreement is qualified in its entirety by reference to the full LeBlanc Agreement filed herewith as Exhibit 10.1 and incorporated by reference herein.

There have not been any transactions since the beginning of the Company’s last fiscal year, nor are there any proposed transactions, in which the Company was or is to be a participant involving amounts exceeding $120,000 and in which Mr. LeBlanc had or will have a direct or indirect material interest.

(e)         The information set forth in Item 5.02(c) above is incorporated by reference into this Item 5.02(e).

Item 9.01.	Financial Statement and Exhibits.
(d) Exhibits
Exhibit Number	Description
10.1	LeMaitre Vascular, Inc. Offer Letter to Dorian LeBlanc
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.
Dated: February 13, 2025	By:	/s/ Joseph P. Pellegrino, Jr.
Name: Joseph P. Pellegrino, Jr.
Title: Chief Financial Officer and Secretary